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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196,
333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668,
333-67734, 333-67736, and 333-67740), Form S-3 (File Nos. 333-41014, 333-61508,
and 333-76546) and Form S-4 (File Nos. 333-74584 and 333-74856) of Chesapeake Energy Corporation of our report dated March 8, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
March 27, 2002